UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
                 (Name of small business issuer in its charter)

         COLORADO                                       88-0218499
 --------------------------                  --------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

777 Flagler Drive, Suite 909
West Palm Beach, Florida                                33401
---------------------------------          -------------------------------
(Address of principal place                           (Zip Code)
of business)

                 STOCK COMPENSATION PLAN DATED JANUARY 24, 1997
                 -----------------------------------------------
                            (Full title of the plan)

  Donald F. Mintmire, Esq, 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480;
                               Tel: (561) 832-5696
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

TITLE OF     PROPOSED       PROPOSED        MAXIMUM           AMOUNT OF
SECURITIES   AMOUNT         MAXIMUM         AGGREGATE         REGISTRATION
TO BE        TO BE          OFFERING        OFFERING          FEE (1)
REGISTERED   REGISTERED     PRICE PER       PRICE PER
                            SHARE           SHARE

Common Stock 4,000,000(2)   $0.125          $500,000          $139.00

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on June 11, 1999, 1998 as reported on the OTC Electronic Bulletin Board for the Company's Common Stock and par value of the underlying Common Stock for the Company's Options.

(2) Represents the number of shares of Commons Stock registered pursuant to this registration statement available for issuance as of June 11, 1999 under Environmental Remediation Holding Corporation's Stock Compensation Plan.


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                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, as amended (File No. 0-17325)

     (2) The Registrant's Form 10-Q for the quarters ended March 31, 1999 and all other reports filed by the Registrant with the Commission pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

     (3) The description of the Common Stock of the Registrant  contained in the
Registrant's   Registration  Statement  filed  on  Form  S-1  (Registration  No.
333-43919), as amended filed on January 25, 1999 pursuant to the Act.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     See Legal  Consulting  Agreement  of Donald F.  Mintmire  listed as Exhibit
10.1. There are no other such interests.

Item 6. Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits the liability to the Company of individual directors for certain breaches of their fiduciary duty to the Company. The effect of this provision is to eliminate the liability of directors for monetary damages arising out of their failure, through negligent or grossly negligent conduct, to satisfy their duty of care, which requires them to exercise informed business judgment. The liability of directors under the federal securities laws is not affected. A director may be liable for monetary damages only if a claimant can show a breach of an individual director's duty of


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loyalty to the Company, a failure to act in good faith,  intentional misconduct, a knowing violation of the law, an improper personal benefit or an illegal dividend or stock purchase.

     The Company's Certificate of Incorporation also provides that each director or officer of the Company serving as director or officer shall be indemnified and held harmless by the Company to the fullest extent authorized by law, against all expense, liability and loss (including attorneys fees, judgments, fines, Employee Retirement Income Security Act, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     *   5.1        Opinion of Mintmire & Associates

         10.1 Form of Legal Consulting Agreement of Donald F. Mintmire dated January 24, 1997 (previously filed February 10, 1997, Registration No. 0-17325)

     *   23.1       Consent of Durland & Company CPA's

     *   23.2       Consent of Mintmire & Associates.  (contained in the opinion filed as Exhibit 5.1 hereof)
(* filed herewith)

Item 9. Undertakings.

     The Registrant hereby undertakes:

     (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of West Palm Beach, Florida on August 5, 1999.

                  ENVIRONMENTAL REMEDIATION HOLDING
                  CORPORATION

                  By:/s/ERNEST CHU
                     -------------
                  Ernest Chu, Chairman of the Board and
                  Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                           Date

/s/ ERNEST CHU               Chairman of the Board                 08-05-99
Ernest Chu                   and Chief Financial Officer

/s/ STEVEN WARNER            Director and President                07-30-99
Steven Warner

/s/ LEE HENDELSON            Director and Secretary                08-05-99
Lee Hendelson

/s/ JAMES A. GRIFFIN         Director                              07-30-99
James A. Griffin

/s/JAMES R.CALLENDAR,Sr.     Director, Interim Vice President      07-23-99
James R. Callendar, Sr.      and Interim Chief Operating
                             Officer

/s/ ROBERT MCKNIGHT          Director                              07-22-99
Robert McKnight

/S/KEN WATERS                Director                              07-22-99
Ken Waters


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EXHIBIT INDEX

EXHIBIT                             DESCRIPTION

5.1                        Opinion of Mintmire & Associates

23.1                       Consent of Durland & Company CPA's